                                  SCHEDULE 14A
                                 (RULE 14a-101)
                            SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934


      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Rule 14a-11(c) or
                 Rule 14a-12

                          SCOTTISH ANNUITY & LIFE HOLDINGS, LTD.
      -----------------------------------------------------------------------
      (Name of Registrant as specified in its Charter and Person Filing Proxy
                                    Statement)


Payment of filing fee (Check the appropriate box):

/X/        No fee required
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials:

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

           (1)  Amount previously paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement no.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                     Scottish Annuity & Life Holdings, Ltd.
                                P.O. Box HM 2939
                            Crown House, Third Floor
                              4 Par-la-Ville Road
                             Hamilton HM08, Bermuda


                                                                   April 1, 2002


Dear Shareholder:

    You are cordially invited to attend the Annual General Meeting of Shareholders of Scottish Annuity & Life Holdings, Ltd. to be held at the Fairmont Southampton Princess, 101 South Shore Road, Southampton SN02, Bermuda, on Thursday, May 2, 2002, at 11:00 a.m. Bermuda time.

    The attached Notice of Annual General Meeting and Proxy Statement describe fully the formal business to be transacted at the Annual General Meeting. During the Annual General Meeting, shareholders will consider and vote upon the election of three Class I directors, one Class II director and one Class III director, a special resolution to amend our Articles of Association, and the ratification of the appointment of Ernst & Young LLP as our independent auditors for 2002.

    Certain directors and officers will be present at the Annual General Meeting and will be available to respond to any questions you may have. We hope you will be able to attend.

    We urge you to review carefully the accompanying material and to return the enclosed proxy card promptly. Please sign, date and return the enclosed proxy card without delay. If you attend the Annual General Meeting, you may vote in person even if you have previously mailed a proxy.

                                          Sincerely,


                                          /s/ Michael C. French


                                          Michael C. French
                                          Chairman and Chief Executive Officer

           EACH VOTE IS IMPORTANT. PLEASE ENSURE THAT YOUR VOTE COUNTS BY
             COMPLETING, SIGNING, DATING AND RETURNING YOUR PROXY.


                 The date of this proxy statement is April 1, 2002.



    The approximate date of mailing for this proxy statement and proxy card(s) is April 1, 2002.

                     Scottish Annuity & Life Holdings, Ltd.
                                P.O. Box HM 2939
                            Crown House, Third Floor
                              4 Par-la-Ville Road
                             Hamilton HM08, Bermuda
                NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
                           To Be Held On May 2, 2002

    NOTICE IS HEREBY GIVEN that the Annual General Meeting of Shareholders of Scottish Annuity & Life Holdings, Ltd. (the "Company") will be held at the Fairmont Southampton Princess, 101 South Shore Road, Southampton SN02, Bermuda, on Thursday, May 2, 2002, at 11:00 a.m. Bermuda time for the following purposes:

    1. To elect three Class I directors to the Company's Board of Directors (the "Board") for terms expiring in 2005.

    2. To elect one Class II director to the Company's Board for a term expiring in 2003.

    3. To elect one Class III director of the Company's Board for a term expiring in 2004.

    4. To consider and vote upon a special resolution to amend the Articles of Association of the Company attached as Annex A to this Notice.

    5. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for 2002.

    6. To consider such other business as may properly come before the Annual General Meeting or any adjournments thereof.

    Information concerning the matters to be acted upon at the Annual General Meeting is set forth in the accompanying Proxy Statement.

    The close of business on March 7, 2002 has been fixed as the record date for determining the shareholders entitled to notice of and to vote at the Annual General Meeting or any adjournments thereof. For a period of at least 10 days prior to the Annual General Meeting, a complete list of shareholders entitled to vote at the Annual General Meeting will be open for examination by any shareholder during ordinary business hours at the offices of the Company at 4 Par-la-Ville Road, Hamilton HM08, Bermuda.

    SHAREHOLDERS ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE, WHICH DOES NOT REQUIRE POSTAGE IF MAILED IN THE UNITED STATES. SIGNING AND RETURNING A PROXY CARD WILL NOT PROHIBIT YOU FROM ATTENDING THE ANNUAL GENERAL MEETING. PLEASE NOTE THAT THE PERSON DESIGNATED AS YOUR PROXY NEED NOT BE A SHAREHOLDER.

                                          By Order of the Board of Directors,


                                          /s/ Scott E. Willkomm


                                          Scott E. Willkomm
                                          President


Hamilton, Bermuda
April 1, 2002

                                                               ANNEX A TO NOTICE

           SPECIAL RESOLUTION TO AMEND THE ARTICLES OF ASSOCIATION OF
                     SCOTTISH ANNUITY & LIFE HOLDINGS, LTD.

    BE IT RESOLVED, by special resolution, effective May 2, 2002, the date of the Annual General Meeting of Shareholders of Scottish Annuity & Life
Holdings, Ltd. (the "Company") that the following clauses of Article 9 of the Articles of Association of the Company be amended and restated in their entirety to read as set forth below:

9. (b) Except with respect to transfers of the Company's shares executed on any recognized securities exchange or inter-dealer quotation system, including without limitation the New York Stock Exchange and the Nasdaq National Market, the Directors shall decline to register a transfer of shares if the Directors have reason to believe that the effect of such transfer would be to increase the number of total Controlled Shares of any Person to ten percent (10%) or any higher percentage of a class of the Company's shares on an Unadjusted Basis. Notwithstanding the foregoing, Pacific Life Insurance Company, Pacific Mutual Holding Company, Pacific LifeCorp and/or any direct or indirect wholly-owned subsidiary of Pacific Mutual Holding Company (each, a "Pacific Life Entity," provided however, that any Pacific Life Entity shall cease to be a Pacific Life Entity in the event it is no longer a 100% direct or indirect subsidiary of Pacific Mutual Holding Company), shall each be permitted to transfer shares of the Company to another Pacific Life Entity, provided that the Controlled Shares of the Pacific Life Entities in the aggregate do not exceed 24.9% of a class of the Company's shares.

   (c) Except with respect to transfers of the Company's shares executed on any recognized securities exchange or inter-dealer quotation system, including without limitation the New York Stock Exchange and the Nasdaq National Market, the Directors may, in their absolute and unfettered discretion, decline to register the transfer of any shares if the Directors have reason to believe
(i) that such transfer may expose the Company, any subsidiary thereof, any Member or any Person insured or reinsured or proposing to be insured or reinsured by the Company or any such subsidiary to adverse tax or regulatory treatment in any jurisdiction or (ii) that registration of such transfer under the Securities Act or under any blue sky or other United States state securities laws or under the laws of any other jurisdiction is required and such registration has not been duly effected (provided, however, that in this case
(ii) the Directors shall be entitled to request and rely on an opinion of counsel to the transferor or the transferee, in form and substance satisfactory to the Directors, that no such approval or consent is required and no such violation would occur, and the Directors shall not be obligated to register any transfer absent the receipt of such an opinion).

   (f) With respect to a transfer of the Company's shares executed on any recognized securities exchange or inter-dealer quotation system, including without limitation the New York Stock Exchange and the Nasdaq National Market, if the Directors have reason to believe that the effect of such transfer would be to increase the total number of Controlled Shares of any Person to ten percent (10%) or any higher percentage of a class of the Company's shares on an Unadjusted Basis, the Directors may, in their absolute and unfettered discretion, within ten (10) Business Days of learning of such transfer, cause a notice to be delivered to such Person demanding that such Person surrender to an agent designated by the Directors certificates representing the shares and any dividends or distributions that the Person has received as a result of owning the shares. Such a Person who has resold the shares before receiving such notice will be required to transfer to the agent the proceeds of the sale, to the extent such proceeds exceed the amount that the transferee paid for the shares, together with any dividends or distributions that the transferee received from the Company. As soon as practicable after receiving the shares and any dividends or distributions that the transferee received, the agent will use its best efforts to sell such shares and any non-cash dividends or distributions to the extent tradable as marketable securities in an arm's-length transaction on any recognized securities exchange or inter-dealer quotation system, including without limitation the New York Stock Exchange and the Nasdaq National Market. After applying the proceeds from such sale toward reimbursing the transferee for the price paid for the shares, the agent will pay any remaining proceeds and any cash dividends and distributions to organizations described in Section 501(c)(3) of the Code that the Directors designate. The proceeds of any such sale by the agent or the surrender of dividends or distributions will not inure to the benefit of the Company or the agent, but such amounts may be used to reimburse expenses incurred by the agent in performing its duties.

   (g) With respect to a transfer of the Company's shares executed on any recognized securities exchange or inter-dealer quotation system, including without limitation the New York Stock Exchange and the Nasdaq National Market, if the Directors have reason to believe that such transfer may expose the Company, any subsidiary thereof, any Member or any Person insured or reinsured or proposing to be insured or reinsured by to the Company or any such subsidiary to adverse tax or regulatory treatment in any jurisdiction, the Directors may, in their absolute and unfettered discretion, within ten (10) Business Days of learning of such transfer, cause a notice to be delivered to such person demanding that such Person surrender to an agent designated by the Directors certificates representing the shares and any dividends or distributions that the Person has received as a result of owning the shares. A Person who has resold the shares before receiving such notice will be required to transfer to the agent the proceeds of the sale, to the extent such proceeds exceed the amount that the Person paid for the shares, together with any dividends or distributions that the Person received from the Company. As soon as practicable after receiving the shares and any dividends or distributions that the Person received, the agent will use its best efforts to sell such shares and any non-cash dividends or distributions to the extent tradable as marketable securities in an arm's-length transaction on any recognized securities exchange or inter-dealer quotation system, including without limitation the New York Stock Exchange and the Nasdaq National Market. After applying the proceeds from such sale toward reimbursing the Person for the price paid for the shares, the agent will pay any remaining proceeds and any cash dividends and distributions to organizations described in Section 501(c)(3) of the Code that the Directors designate. The proceeds of any such sale by the agent or the surrender of dividends or distributions will not inure to the benefit of the Company or the agent, but such amounts may be used to reimburse expenses incurred by the agent in performing its duties.

                                PROXY STATEMENT
                               TABLE OF CONTENTS


                                                                PAGE
                                                              --------
GENERAL QUESTIONS AND ANSWERS...............................      1

PROPOSALS FOR ELECTION OF DIRECTORS (Proposal Nos. 1, 2 and
  3)........................................................      5

BOARD MEETINGS AND COMMITTEES...............................     10

PRINCIPAL SHAREHOLDERS AND MANAGEMENT OWNERSHIP.............     11

CERTAIN TRANSACTIONS........................................     13

MANAGEMENT COMPENSATION.....................................     14

    Summary Compensation Table..............................     14

    Options Granted During Fiscal Year 2001.................     15

    Options Exercised During Fiscal Year 2001 and Fiscal
     Year-End Option Values.................................     15

    Compensation of Directors...............................     15

    Employment and Change of Control Agreements.............     16

    Compensation Committee Interlocks and Insider
     Participation..........................................     17

REPORT ON EXECUTIVE COMPENSATION............................     18

    Executive Pay Policy....................................     18

    Base Salary and Bonuses.................................     18

    Stock Options...........................................     18

    Performance Graph.......................................     19

    Comparison of Cumulative Shareholder Return.............     19

AUDIT COMMITTEE REPORT......................................     20

AMENDMENTS TO THE ARTICLES OF ASSOCIATION (Proposal No.
  4)........................................................     21

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
  (Proposal No. 5)..........................................     22

    Fees Billed to the Company by Ernst & Young LLP.........     22

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.....     22

ANNUAL REPORT...............................................     23

ANNEX A--Text of Amendments to our Articles of
  Association...............................................    A-1

ANNEX B--Amended Audit Committee Charter....................    B-1

                     Scottish Annuity & Life Holdings, Ltd.
                                P.O. Box HM 2939
                            Crown House, Third Floor
                              4 Par-la-Ville Road
                             Hamilton HM08, Bermuda
                                PROXY STATEMENT
                                      For
                     ANNUAL GENERAL MEETING OF SHAREHOLDERS
                           To Be Held On May 2, 2002

                         GENERAL QUESTIONS AND ANSWERS

Q: WHEN IS THE PROXY STATEMENT BEING MAILED?


A: This Proxy Statement of Scottish Annuity & Life Holdings, Ltd. (the
    "Company," "we," "us" or "our") will first be mailed on or about April 1, 2002 to shareholders of the Company by the Board to solicit proxies for use at the Annual General Meeting of Shareholders.


Q: WHEN IS THE ANNUAL GENERAL MEETING AND WHERE WILL IT BE HELD?

A: The Annual General Meeting will be held on Thursday, May 2, 2002 at
    11:00 a.m. Bermuda time at the Fairmont Southampton Princess, 101 South Shore Road, Southampton SN02, Bermuda.

Q: WHO IS ASKING FOR MY VOTE AT THE MEETING?

A: The Board asks that you vote on the proposals listed in the Notice of the Annual General Meeting of Shareholders. The votes will be taken at the Annual General Meeting on May 2, 2002, or, if the Annual General Meeting is adjourned, at any later meeting. The Board recommends that you vote "FOR" each of the proposals.

Q: WHO MAY ATTEND THE ANNUAL GENERAL MEETING?

A: All shareholders of the Company may attend the Annual General Meeting.
    Shareholders entitled to attend and vote at the above meeting are entitled to appoint one or more proxies to attend and vote in their place. A proxy need not be a shareholder of the Company.

Q: WHO IS ENTITLED TO VOTE?

A: Shareholders as of the close of business on March 7, 2002 (the "Record Date") are entitled to vote at the Annual General Meeting. Each ordinary share is entitled to one vote subject to certain adjustments that may be made under the Company's Articles of Association.

    In certain circumstances, the Company's Articles of Association provide for the reduction of a shareholder's voting rights to ensure that no shareholder, other than Pacific Life Insurance Company, may have 10% or more of the voting rights outstanding. Pacific Life may not have more than 24.9% of the voting rights outstanding.

Q: WHAT AM I BEING ASKED TO VOTE ON?

A: You will be voting on:

(1) The election of three Class I directors to the Board for terms expiring in 2005;

(2) The election of one Class II director of the Board for a term expiring in 2003;

(3) The election of one Class III director of the Board for a term expiring in 2004;

(4) A special resolution to amend our Articles of Association as shown in Annex A to this proxy statement;

(5) The ratification of the appointment of Ernst & Young LLP as the independent auditors of the Company for 2002; and

(6) Such other business as may properly come before the Annual General Meeting or any adjournments thereof.

Q: HOW DO I VOTE?

A: You may vote by either attending the Annual General Meeting or by appointing a proxy by signing and dating each proxy card you receive and returning it in the enclosed prepaid envelope. We encourage you to complete and send in your proxy card. If you then decide to attend the Annual General Meeting, you may revoke your proxy by voting in person.

    All shares represented by valid proxies, unless the shareholder otherwise specifies, will be voted:

    - "FOR" the election of each of the three persons identified in "Proposals for Election of Directors" as nominees for election as Class I directors of the Company for terms expiring in 2005;

    - "FOR" the election of the person identified in "Proposals for Election of Directors" as a nominee for election as a Class II director of the Company for a term expiring in 2003;

    - "FOR" the election of the person identified in "Proposals for Election Directors" as a nominee for election as a Class III director of the Company for a term expiring in 2004;

    - "FOR" the special resolution amending our Articles of Association;

    - "FOR" the ratification of Ernst & Young LLP as the independent auditors of the Company for 2002; and

    - At the discretion of the proxy holders with regard to any other matter that may properly come before the Annual General Meeting.

    Where a shareholder has properly specified how a proxy is to be voted, it will be voted by the proxy accordingly. The proxy may be revoked at any time by (1) providing written notice of revocation to the Company at our registered office or to Computershare Investor Services, 1601 Elm Street, Suite 4340, Dallas, Texas 75201 by 5:00 p.m. (Bermuda time) on May 1, 2002, or (2) attending the Annual General Meeting and voting in person.

Q: WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

A: If you receive more than one proxy card, it is because your shares are in more than one account. You will need to sign and return all proxy cards to insure that all your shares are voted.

Q: WHO WILL COUNT THE VOTE?

A: Representatives of Computershare Investor Services, our transfer agent, will tabulate the votes and act as inspectors of election.

Q: WHAT CONSTITUTES A QUORUM FOR THE ANNUAL GENERAL MEETING?


A: As of the Record Date, 20,146,956 ordinary shares of the Company were issued and outstanding. The presence, in person or by proxy, of members holding
    (1) at least fifty percent (50%) of the issued and outstanding ordinary shares entitled to vote at the Annual General Meeting will constitute a quorum for purposes of approval of the election of directors and the ratification of appointment of our independent auditors and (2) at least sixty-six and two-thirds percent (66 2/3%) of the issued and outstanding ordinary shares entitled to vote at the Annual General Meeting will constitute a quorum for purposes of approval of the special resolution amending the Articles of Association. If you submit a properly executed proxy card, then you will be considered part of the quorum. Votes that are withheld and broker non-votes will be counted towards a quorum.


Q: WHAT IS THE REQUIRED VOTE FOR ELECTION OF EACH DIRECTOR?

A: The required vote for election of each director is the affirmative vote by ordinary resolution of the holders of at least a majority of the issued and outstanding ordinary shares of the Company present and voting in person or by proxy at the Annual General Meeting.

    The Company intends to conduct all voting at the Annual General Meeting by poll. In a poll, each shareholder present in person or by proxy will have one vote for each ordinary share registered in its name.

Q: WHAT IS THE REQUIRED VOTE FOR RATIFICATION OF THE AMENDMENTS TO OUR ARTICLES
    OF ASSOCIATION?

A: The required vote for ratification of the amendments to our Articles of Association is the affirmative vote by special resolution of the holders of at least two-thirds (66 2/3%) of all the ordinary shares of the Company entitled to vote. The Company intends to conduct all voting at the Annual General Meeting by poll.

Q: WHAT IS THE REQUIRED VOTE FOR RATIFICATION OF THE INDEPENDENT AUDITOR?

A: The required vote for the ratification of the independent auditor is the affirmative vote by ordinary resolution of the holders of at least a majority of the issued and outstanding ordinary shares of the Company present and voting in person or by proxy at the Annual General Meeting. The Company intends to conduct all voting at the Annual General Meeting by poll.

Q: WHO ARE THE COMPANY'S INDEPENDENT AUDITORS?


A: The Board has selected Ernst & Young LLP as independent auditors to examine the Company's accounts for the current fiscal year. Representatives of Ernst & Young LLP will be present at the Annual General Meeting. Such representatives may make a statement if they desire to do so and will be available to answer appropriate questions.


Q: ARE THERE OTHER MATTERS TO BE ACTED UPON AT THE ANNUAL GENERAL MEETING?

A: We do not know of any other matters to be presented or acted upon at the Annual General Meeting. If any other matter is presented at the Annual General Meeting on which a vote may properly be taken, the shares represented by proxies will be voted in accordance with the judgment of the proxy holders.

Q: HOW MUCH DID THIS PROXY SOLICITATION COST?

A: Georgeson Shareholder Communications, Inc. was hired to assist in the distribution of proxy materials and solicitation of votes at a cost of US $5,000 plus out-of-pocket expenses. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation material to the owners of ordinary shares. Our officers and regular employees may also solicit proxies, but they will not be specifically compensated for such services.

Q: WHEN ARE SHAREHOLDER PROPOSALS FOR INCLUSION IN THE PROXY STATEMENT FOR THE
    2003 ANNUAL GENERAL MEETING DUE?


A: In order to be considered for inclusion in the proxy statement for the 2003
    Annual General Meeting of Shareholders, shareholder proposals must be in writing and received by December 2, 2002, by Scottish Annuity & Life Holdings, Ltd., P.O. Box HM 2939, Crown House, Third Floor, 4 Par-la-Ville Road, Hamilton HM08, Bermuda, Attn: Secretary.

Q: WHEN ARE SHAREHOLDER PROPOSALS FOR PRESENTATION AT THE 2003 ANNUAL GENERAL
    MEETING DUE?

A: If you desire to submit a proposal for consideration at a meeting of shareholders, or to nominate persons for election as Directors at any meeting duly called for the election of Directors, written notice of your intent to make such proposal or nomination must be given and received by the Company Secretary at our principal executive office not later than (1) with respect to an Annual General Meeting of Shareholders, sixty (60) days prior to the anniversary date of the immediately preceding Annual General Meeting, and (2) with respect to an Extraordinary General Meeting, the close of business on the tenth (10th) day following the date on which notice of such meeting is first sent or given to shareholders. Each notice shall describe the proposal or nomination in sufficient detail for a proposal or nomination to be summarized on the agenda for the meeting and shall set forth (1) the name and address, as it appears on the books of the Company, of the shareholder who intends to make the proposal or nomination; (2) a representation that the shareholder is a holder of record of the Company's ordinary shares entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to present such proposal or nomination; and (3) the class and number of shares of the Company's ordinary shares which are beneficially owned by the shareholder. In addition, in the case of a shareholder's proposal, the notice shall set forth the reasons for conducting such proposed business at the meeting and any material interest of the shareholder in such business.

Q: WHO CAN HELP ANSWER MY QUESTIONS?

A: If you have any questions about the Annual General Meeting you should contact
    Scott Willkomm at 441-298-4364.

                      PROPOSALS FOR ELECTION OF DIRECTORS
                           (PROPOSAL NOS. 1, 2 AND 3)

    The Board is presently comprised of nine directors divided into three classes: Class I, Class II and Class III. Each class consists of three directors generally elected in alternating years with each class serving for a term of three years. Directors generally serve until the Annual General Meeting of Shareholders in the year in which their term expires or until a successor is elected and qualified.

PROPOSAL NO. 1

    G. William Caulfeild-Browne, Robert M. Chmely and Glenn S. Schafer have been nominated for election as Class I directors. Mr. Caulfeild-Browne and Mr. Chmely have been directors since 1999 and 1998 respectively. Mr. Schafer was elected as a Class I director by the Board in December 2001, in connection with our acquisition of World-Wide Holdings Limited from Pacific Life Insurance Company, which we refer to as Pacific Life. Under the Stockholder Agreement between the Company and Pacific Life, dated as of December 31, 2001, we are obligated under certain circumstances to nominate for election as directors two Pacific Life designees. Mr. Schafer is being nominated by the Company in connection with our obligation under the Stockholder Agreement. In accordance with our Articles of Association, since Mr. Schafer was elected by our Board and not our shareholders, he must be elected by the shareholders at the Annual General Meeting. Upon election, each of Mr. Caulfeild-Browne, Mr. Chmely and
Mr. Schafer will serve for a three year term expiring at the Company's Annual General Meeting of Shareholders in 2005 or until his successor is elected and qualified.

VOTE REQUIRED

    In order to be elected a director, each of the above nominees must receive the affirmative vote by ordinary resolution of the holders of at least a majority of the issued and outstanding ordinary shares of the Company present and voting in person or by proxy. Votes that are withheld, abstentions and broker non-votes will be deemed present and entitled to vote but will not be counted as a vote for or against the election of each director, and therefore will not have the effect of a vote against the election of each director. The Company intends to conduct all voting at the Annual General Meeting by poll.

         THE BOARD RECOMMENDS VOTING "FOR" THE ELECTION OF EACH OF THE
                         NOMINEES FOR CLASS I DIRECTOR.

PROPOSAL NO. 2

    Lord Norman Lamont has been nominated for election as a Class II director. The terms of the Class II directors expire in 2003. Lord Lamont was elected as a Class II director in December 2001 to fill a vacancy created by the increase in the size of the Board to nine directors. In accordance with our Articles of Association, since Lord Lamont was elected by our Board and not our shareholders, he must be elected by the shareholders at the Annual General Meeting. Upon election, Lord Lamont will serve the remainder of the term of the Class II directors, expiring at the Company's Annual General Meeting of Shareholders in 2003 or until his successor is elected and qualified.

VOTE REQUIRED

    In order to be elected a director, Lord Lamont must receive the affirmative vote by ordinary resolution of the holders of at least a majority of the issued and outstanding ordinary shares of the Company present and voting in person or by proxy. Votes that are withheld, abstentions and broker non-votes will be deemed present and entitled to vote but will not be counted as a vote for or against the election of each director, and therefore will not have the effect of a vote against the election of each director. The Company intends to conduct all voting at the Annual General Meeting by poll.

             THE BOARD RECOMMENDS VOTING "FOR" THE ELECTION OF THE
                         NOMINEE FOR CLASS II DIRECTOR.

PROPOSAL NO. 3

    Khanh T. Tran has been nominated for election as a Class III director. The terms of the Class III directors expire in 2004. Mr. Tran was elected as a Class III director by the Board in December 2001, in connection with our acquisition of World-Wide Holdings Limited from Pacific Life. Mr. Tran is being nominated by the Company to fulfill our obligation under the Stockholder Agreement. In accordance with our Articles of Association, since Mr. Tran was elected by our Board and not our shareholders, he must be elected by the shareholders at the Annual General Meeting. Upon election, Mr. Tran will serve the remainder of the term of the Class III directors, expiring at the Company's Annual General Meeting of Shareholders in 2004 or until his successor is elected and qualified.

VOTE REQUIRED

    In order to be elected a director, Mr. Tran must receive the affirmative vote by ordinary resolution of the holders of at least a majority of the issued and outstanding ordinary shares of the Company present and voting in person or by proxy. Votes that are withheld, abstentions and broker non-votes will be deemed present and entitled to vote but will not be counted as a vote for or against the election of each director, and therefore will not have the effect of a vote against the election of each director. The Company intends to conduct all voting at the Annual General Meeting by poll.

             THE BOARD RECOMMENDS VOTING "FOR" THE ELECTION OF THE
                        NOMINEES FOR CLASS III DIRECTOR.

    All the nominees have indicated their willingness to serve as members of the Board if elected; however, in case any nominee becomes unavailable for election to the Board for any reason not presently known or contemplated, the proxy holders have discretionary authority to vote the proxy for a substitute nominee or nominees. The following sets forth information as to the nominees for election at the Annual General Meeting and each of the directors whose term of office will continue after the Annual General Meeting, including their ages, present principal occupations, other business experiences during the last five years, membership on committees of the Board and directorships in other publicly-held companies.

CURRENT BOARD MEMBERS

                                                                                             YEAR TERM
NAME                                                           AGE           POSITION         EXPIRES
----                                                         --------   ------------------   ---------
Class I nominees for terms ending in 2005:
  G. William Caulfeild-Brown(1)(3).........................     57           Director          2002
  Robert M. Chmely(1)(2)...................................     67           Director          2002
  Glenn S. Schafer(2)(3)...................................     52           Director          2002
Class II nominee for a term ending in 2003:
  Lord Norman Lamont(3)....................................     59           Director          2002
Class III nominee for a term ending in 2004:
  Khanh T. Tran(1).........................................     45           Director          2002
Continuing directors:
  Michael Austin(1)........................................     66           Director          2003
  Scott E. Willkomm(2).....................................     36           Director          2003
  Michael C. French(2).....................................     59      Director (Chairman)    2004
  Hazel R. O'Leary(1)(2)...................................     64           Director          2004

------------------------

(1) Member of the Audit Committee.

(2) Member of the Finance and Investment Committee.

(3) Member of the Compensation Committee.

    Michael Austin has served as a director since October 1998. Mr. Austin retired in 1992 as the Managing Partner of the Cayman Islands office of KPMG Peat Marwick, an international accounting and consulting firm. Mr. Austin was a partner resident in the Cayman Islands office for over 20 years. Since 1992, Mr. Austin has been self-employed as a chartered accountant. Mr. Austin currently serves as a Director of the Cayman Islands Monetary Authority for a three-year term expiring on December 31, 2003.

    G. William Caulfeild-Browne has served as a director since June 1999.
Mr. Caulfeild-Browne was the Chief Operating Officer for Swiss Re Life and Health of America from 1996 to 1998. He was Chief Operating Officer of The Mercantile and General Reinsurance Company, U.S., from 1990 to 1996, Senior Vice President from 1986 to 1990 and Vice President, Marketing from 1981 to 1986.

    Robert M. Chmely has served as a director since October 1998. Mr. Chmely has also been an independent consultant to Scottish Re (U.S.), Inc. since 1997 when he retired from The Prudential Insurance Company of America. From December 1995 to November 1997, Mr. Chmely was President of Prudential Asset Management Group, the corporate pension business of The Prudential Insurance Company of America, and from December 1994 to December 1995, he was Chief Financial Officer of Prudential Asset Management Group. From December 1990 to December 1994,
Mr. Chmely served as Senior Managing Director of Portfolio Management at The Prudential Insurance Company of America. He is a Fellow of the Society of Actuaries and a Chartered Financial Analyst.

    Michael C. French has served as a director and Chief Executive Officer of the Company since May 1998, and served as our President from May 1998 to March 2000. Mr. French has also been Chairman of the Board since March 2000. He was a Managing Director of Maverick Capital, Ltd. From 1993 to 1996, and a consultant to the law firm of Jones, Day, Reavis & Pogue from 1995 to January 2000. From 1996 to May 1998, Mr. French was a Managing Director of The Scottish Annuity Company (Cayman) Ltd. He was a director of Sterling
Software, Inc. from July 1992 until its acquisition by another company in March 2000 and a director of Michaels Stores, Inc., a national specialty retail chain, from 1992 to August 2000. Mr. French was a partner with the law firm of Jackson & Walker, L.L.P. from 1976 through 1995. Mr. French received a B.B.A. and J.D. from Baylor University.

    Lord Norman Lamont became a director in December 2001. Lord Lamont became a member of the British House of Lords in 1998. From 1990 to 1993, Lord Lamont served as Chancellor of the Exchequer (Treasury Secretary), chairing the G7 group of Finance Ministers and the European Union Finance Ministers. He was a Conservative Member of Parliament from 1979 to 1993, and served as a Minister in the Departments of Energy, Trade & Industry, Defense and Treasury from 1979 to 1990. Lord Lamont currently serves as a director of the Balli Group plc, a commodities trading company that specializes in steel, petrochemicals and non-ferrous metals. He also is an advisor to Rotch Property Group Ltd., one of Britain's largest private property companies. He also is a director of Compagnie Internationale de Participations Bancaires et Financieres, Banca Commerciala Robank, European Growth and Income Trust, and Jupiter Finance and Income Trust. He is Chairman of the East European Food Fund. Lord Lamont previously was a director of N.M. Rothschild & Sons Ltd. for whom he worked for more than 15 years.

    Hazel R. O'Leary has served as a director since February 2001. Ms. O'Leary was the President and Chief Operating Officer of Blaylock & Partners, an investment banking firm, from 1997 to 2002. From 1993 to 1997, Ms. O'Leary served as United States Secretary of Energy, and from 1977 to 1981 served as Administrator and Deputy Administrator of the Department of Energy's Economic Regulatory Administration. Ms. O'Leary serves as a director on the boards of UAL Inc., the parent of United Airlines; AES Corporation, a global independent power producer; and The Kaiser Group International, an engineering and construction company. Ms. O'Leary also serves as a director on the nonprofit boards of the World Wildlife Fund, Morehouse College, The Andrew Young Center of International Development and The Keystone Center.

    Glenn S. Schafer became a director in December 2001 in connection with our acquisition of World-Wide Holdings from Pacific Life. Since January 1995,
Mr. Schafer has been President of Pacific Life Insurance Company. Mr. Schafer is a member of the board of directors of Court Appointed Special Advocates (CASA). Mr. Schafer graduated, magna cum laude, from Michigan State University with a Bachelor of Science degree in accounting. He received an MBA in finance, summa cum laude, from the University of Detroit in 1976 and is a CPA.

    Khanh T. Tran became a director in December 2001 in connection with our acquisition of World-Wide Holdings from Pacific Life. Mr. Tran also serves as a director of Pacific Life Insurance Company, Pacific Financial Products, Inc., PM Realty Advisors, Inc. and the Aviation Capital Group. He also is a member of the LOMA Strategic Planning Committee. Since April 2001, Mr. Tran has been Executive Vice President and since June 1996, he has been Chief Financial Officer of Pacific Life. Mr. Tran graduated from Whittier College, with a B.A. in economics and political science and received an MBA from the University of California, Los Angeles in finance and marketing.

    Scott E. Willkomm has served as a director since June 2000, and as our President since March 2000. He became Chief Financial Officer in
September 2000. Mr. Willkomm was a Managing Director of Prudential Securities Incorporated from March 1999 to March 2000 and a Director from July 1996 to February 1999. Mr. Willkomm served as a Senior Vice President of Oppenheimer & Co., Inc. from May 1995 to July 1996 and a Vice President from March 1992 to April 1995. He is a graduate of Bowdoin College.

EXECUTIVE OFFICERS

NAME                                          AGE                           POSITION
----                                        --------   --------------------------------------------------
Michael C. French.........................     59      Chief Executive Officer
Scott E. Willkomm.........................     36      President and Chief Financial Officer
Oscar R. Scofield.........................     60      President and Chief Operating Officer, Scottish Re
                                                       (U.S.), Inc.
Steven A. Helland.........................     43      Executive Vice President, Wealth Management
Thomas A. McAvity, Jr.....................     60      Executive Vice President and Chief Investment
                                                       Officer
J. Clay Moye..............................     46      Executive Vice President, Reinsurance
Clifford J. Wagner........................     43      Executive Vice President and Chief Actuary
Larry N. Stern............................     52      President, Scottish Solutions

    Oscar R. Scofield joined Scottish Re (U.S.), Inc. as its President and Chief Operating Officer in September 2000. Mr. Scofield has 37 years of experience in the insurance business. He has held senior management positions at GECC, Transamerica and General Re where he was President, CEO and a director of the General Reassurance Corporation. During the period immediately prior to joining Scottish Re he was a co-owner of the Chapfield Corporation from July 1995 to September 2000, providing expert witness opinions and consulting and intermediary services to many large insurance and reinsurance companies. He is a graduate of Wartburg College where he currently serves as a member of the Board of Regents.

    Steven A. Helland has served as Executive Vice President, Wealth Management since April 2001, with responsibility for wealth management activities.
Mr. Helland previously was a Managing Director of Equities with ING Barings, LLC in Dallas, Texas. Prior to that, he was a Senior Vice President within Capital Markets at Prudential Securities co-managing the Dallas institutional equity office. Mr. Helland began his career on Wall Street at Salomon Brothers Inc. where he became a Vice President in the equity sales group in New York and Dallas. Mr. Helland is a graduate of the University of Texas.

    Thomas A. McAvity, Jr. has served as Executive Vice President and Chief Investment Officer since September 2000. Mr. McAvity's investment management career spans 30 years and all major asset classes.

From 1996 to 2000, he was Vice President-Asset Liability Management with Allstate Life Insurance Company in Northbrook, Illinois. From 1989 to 1996, he was Vice President-Quantitative Research in the investment management subsidiary of Lincoln National Corporation. Prior to that, he held positions at Alex.
Brown & Sons, Inc. and B. F. Saul Company. He is a graduate of Yale University and holds an MBA from Harvard Business School.

    J. Clay Moye has served as Executive Vice President, Reinsurance, of Scottish Re (U.S.), Inc. since January 2002 and as Executive Vice President, Operations since December 1999. From 1993 to 1999, Mr. Moye was Vice President, Regional Reinsurance Sales for Transamerica Reinsurance in Charlotte, North Carolina. Mr. Moye has held sales and management positions in various life, health, and property & casualty insurance companies including Liberty Mutual, Fred S. James & Co., and Blue Cross and Blue Shield. Mr. Moye maintains a Chartered Life Underwriter and Chartered Financial Consultant professional designation. He is a graduate of Clemson University.


    Clifford J. Wagner has been Executive Vice President and Chief Actuary since January 2002. Mr. Wagner has been Executive Vice President and Chief Actuary, Risk Management of Scottish Re (U.S.), Inc. since December 1999. Prior to joining Scottish Re (U.S.), Inc., Mr. Wagner spent four years as a marketing actuary with Transamerica Reinsurance Company from November 1995 to
December 1999. His 20-year career in the actuarial profession includes 10 years with Time Insurance (now part of the Fortis Group) and three years with the Hartford Insurance Group. Mr. Wagner holds a B.S. degree in actuarial mathematics from the University of Wisconsin, Madison. He is a Fellow of the Society of Actuaries (FSA), a Member of the American Academy of Actuaries (MAAA) and also has earned Chartered Life Underwriter (CLU), Chartered Financial Consultant (ChFC) and Fellow, Life Management Institute (FLMI) designations.


    Larry N. Stern has served as President of our Scottish Solutions division since January 2002 and has also served as Executive Vice President and Group Head, Financial Solutions of Scottish Re (U.S.), Inc. and Executive Vice President and Chief Corporate Actuary. Prior to joining the Company in
August 2000, Mr. Stern was a Principal for nine years with Tillinghast-Towers Perrin. Prior to joining Tillinghast, Mr. Stern served for eight years as Senior Vice President and Chief Actuary of United Presidential Life Insurance Company. Prior to his tenure with United Presidential, Mr. Stern spent three years as an actuary with Durham Life Insurance Company and nine years as an actuary at State Life Insurance Company. Mr. Stern is a Fellow of the Society of Actuaries and a Member of the American Academy of Actuaries. He has served as Chairperson of the Society's Product Development Section. Mr. Stern holds a B.S. degree with distinction from the School of Business at Indiana University.

                         BOARD MEETINGS AND COMMITTEES

    The Board met five times during fiscal year 2001. The individual Board committees did not hold any separate meetings during fiscal year 2001, except for the Audit Committee, which met four separate times.

    The Board had three standing committees in fiscal year 2001: the Audit Committee, the Finance and Investment Committee and the Option Committee. The Board does not have a standing nominating committee.

    - The Audit Committee (1) recommends to the Board annually, and at other appropriate times, the firm of certified public accountants to be retained as our independent accountants and, in connection therewith, reviews the professional services to be provided by the independent accountants and the proposed fees therefor, and the independence of such firm from our management, considering, among other things, non-auditing services to be provided by the independent accountants; (2) reviews with the independent accountants their plans for and scope of their annual audit and other examinations; (3) reviews with the independent accountants the report of their annual audit, or proposed report of their annual audit, the accompanying management letter, if any, and the reports of the results of such other examinations that they may undertake; (4) reviews with our appropriate officers and the independent accountants the annual financial statements; (5) reviews with the appropriate officers our ongoing audit activities, examinations, and the results thereof; (6) reviews with the appropriate officers and the independent accountants the adequacy of our internal accounting controls, auditing procedures, and practices and its financial, auditing, and accounting organizations and personnel;
      (7) reviews with the appropriate officers any recommendations made by the independent accountants, as well as such other matters, if any, as such persons may desire to bring to the attention of the Audit Committee; and
      (8) reviews such other matters in relation to our accounting, auditing, and financial reporting practices and procedures as the Audit Committee may deem desirable in connection with the review function described above. In fiscal year 2001, the Audit Committee members were Michael Austin, G. William Caulfeild-Browne, Robert M. Chmely, and Hazel R. O'Leary. The Audit Committee met four times during fiscal year 2001. Khanh T. Tran was appointed to the Audit Committee on February 11, 2002. All of the members of the Audit Committee are independent directors.

    - The Finance and Investment Committee establishes and monitors the Company's investment policies, the performance of the Company's investment managers and the Company's banking and/or financing relationships. The Finance and Investment Committee members are Robert M. Chmely, Michael C. French, Hazel R. O'Leary, Glenn S. Schafer and Scott E. Willkomm. The Finance and Investment Committee did not meet separately from the Board during fiscal 2001.

    - The Option Committee did not meet separately from the Board during fiscal 2001. On February 11, 2002 the Option Committee was dissolved and all of its duties and responsibilities were transferred to a newly created Compensation Committee. The Compensation Committee now oversees the administration of the Company's Second Amended and Restated 1998 Stock Option Plan, the 1999 Stock Option Plan, the Harbourton Employee Options and the 2001 Stock Option Plan (collectively "Option Plans"). The Compensation Committee (1) recommends the Company's compensation policies and procedures to the Board, (2) reviews performance of Company officers,
      (3) approves base salary levels, and (4) oversees the administration of the Option Plans and other incentive compensation plans. The Compensation Committee members are G. William Caulfeild-Browne, Lord Norman Lamont and Glenn S. Schafer, none of whom is an officer or employee of the Company.

                PRINCIPAL SHAREHOLDERS AND MANAGEMENT OWNERSHIP

    The following table sets forth the beneficial ownership of our ordinary shares by all persons who beneficially own 5% or more of the ordinary shares, by each director and named executive officer and by all directors, director nominees and executive officers as a group as of February 28, 2002.


                                                              NUMBER OF   PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNERS(1)                       SHARES       CLASS
----------------------------------------                      ---------   ----------
Michael C. French(2)(3)(4)(5)...............................    920,200       4.42%
Michael Austin(5)...........................................     16,000          *
G. William Caulfeild-Browne(5)..............................     19,667          *
Robert M. Chmely(5).........................................     20,200          *
Lord Norman Lamont(5).......................................     10,000          *
Thomas A. McAvity, Jr.(5)...................................     32,600          *
Hazel R. O'Leary(5).........................................     14,700          *
Glenn S. Schafer(6).........................................          0          *
Oscar R. Scofield(5)........................................     45,493          *
Larry N. Stern(5)...........................................     30,923          *
Khanh T. Tran(6)............................................          0          *
Scott E. Willkomm(5)........................................    321,343       1.57%
Artisan Partners Limited Partnership(7).....................  1,571,960       7.80%
Aundyr Trust Company Limited(8).............................  1,108,000       5.50%
Boston Partners Asset Management, L.P.(9)...................  1,026,845       5.10%
Neuberger Berman, Inc.(10)..................................  1,369,782       6.80%
Pacific Mutual Holding Company(11)..........................  4,552,380      22.60%
All directors, director nominees and executive officers as a
  group (ten persons).......................................  1,431,126       6.73%


------------------------

*   Less than 1%


(1) Except as otherwise indicated, the address for each beneficial owner is c/o Scottish Annuity & Life Holdings, Ltd., P.O. Box HM 2939, Crown House, Third Floor, 4 Par-la-Ville Road, Hamilton HM08, Bermuda.


(2) Includes (i) 227,000 ordinary shares and 200,000 ordinary shares issuable upon the exercise of Class A warrants beneficially owned by an irrevocable trust of which Mr. French and certain family members are beneficiaries and
    (ii) 266,667 ordinary shares issuable upon the exercise of options beneficially owned by an irrevocable trust of which Mr. French and certain family members are beneficiaries. Mr. French disclaims beneficial ownership of such ordinary shares. Includes 33,333 ordinary shares issuable upon the exercise of options exercisable within 60 days and 150,000 ordinary shares issuable upon the exercise of Class A warrants exercisable within 60 days.

(3) Does not include 193,750 ordinary shares issuable upon exercise of options or 450,000 ordinary shares issuable upon exercise of Class A warrants that were transferred pursuant to a divorce settlement.

(4) Does not include ordinary shares issuable upon exercise of the Class A warrants not exercisable within 60 days.

(5) Does not include ordinary shares issuable upon exercise of stock options not exercisable within 60 days.

(6) In accordance with Pacific Life's policy prohibiting Pacific Life executives from receiving direct, personal benefits from Pacific Life investments, Glenn. S. Schafer and Khanh T. Tran each transferred 10,000 ordinary shares issuable upon exercise of stock options to Pacific Life.

(7) Based on a Schedule 13G/A filed by Artisan Partners, Ltd. with the Securities and Exchange Commission on February 13, 2002. The address of Artisan Partners, Ltd. is 1000 North Water Street, Suite 1770, Milwaukee, WI 53202.

(8) Based on a Schedule 13G/A filed by Aundyr Trust Company Limited with the Securities and Exchange Commission on February 11, 2002. The address for Aundyr Trust Company Limited is International House, Victoria Road, Castle Hill, Douglas, Isle of Man, British Isles.

(9) Based on a Schedule 13G filed by Boston Partners Asset Management, L.P. with the Securities and Exchange Commission on January 15, 2002. The address for Boston Partners Asset Management, L.P. is 28 State Street, 20th Floor, Boston, MA 02109.

(10) Based on a Schedule 13G filed by Neuberger Berman, Inc. with the Securities and Exchange Commission on February 11, 2002. The address of Neuberger Berman, Inc. is 605 Third Avenue, New York, NY 10158.

(11) Based on a Schedule 13D filed by Pacific Mutual Holding Company with the Securities and Exchange Commission on January 11, 2002. The address of Pacific Mutual Holding Company is 700 Newport Center Drive, Newport Beach, CA 92660-6397.

                              CERTAIN TRANSACTIONS

    On December 31, 2001, the Company completed the acquisition of all of the issued and outstanding shares of World-Wide Holdings Limited from Pacific Life, pursuant to a Share Purchase Agreement between the Company and Pacific Life, which we refer to as the Share Purchase Agreement, dated as of August 6, 2001, as amended. As a result of the acquisition, World-Wide Holdings Limited became a wholly owned subsidiary of the Company, and Pacific Life received 4,532,380 of our ordinary shares, representing approximately 22.5% of our issued and outstanding shares. The number of ordinary shares that Pacific Life received was determined by dividing $78 million by the average of the closing trading prices of the Company's ordinary shares over the 20 trading day period ending five business days before December 31, 2001. In connection with the Share Purchase Agreement, the Company entered into a Stockholder Agreement with Pacific Life, providing that as long as Pacific Life owns not less than 15% of our issued and outstanding ordinary shares, Pacific Life has the right to nominate 20% of the persons for election or reelection to the Board. In addition, as long as Pacific Life owns not less than 10%, but not more than 15%, of our issued and outstanding ordinary shares, Pacific Life has the right to nominate one person for election or reelection to the Board. As long as Pacific Life owns not less than 15% of our issued and outstanding shares, we have agreed that at least one of Pacific Life's nominees to the Board will serve on our Audit, Compensation, and Finance and Investment Committees. Mr. Schafer, the President of Pacific Life, and Mr. Tran, the Executive Vice President and Chief Financial Officer of Pacific Life, were elected as directors by the Board in December 2001 as Class I and Class III directors respectively, and are currently standing for election as Class I and Class III directors respectively.

    Pacific Life and/or its affiliates are party to twelve reinsurance treaties with World-Wide Reassurance Company Limited. The total reinsurance premiums received by World-Wide Reassurance Company Limited and its affiliates under these treaties in 2001 was approximately $2.9 million.

                            MANAGEMENT COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table includes certain summary information concerning the compensation awarded to, earned by or paid for services rendered in all capacities during 1999, 2000 and 2001 by the Company's Chief Executive Officer and the four most highly compensated executive officers who were serving as executive officers at the end of 2001.

                                                                                                  LONG-TERM
                                                           ANNUAL COMPENSATION                  COMPENSATION
                                               --------------------------------------------   -----------------
                                                                             OTHER ANNUAL     SHARES UNDERLYING      ALL OTHER
NAME AND PRINCIPAL POSITION           YEAR      SALARY        BONUS        COMPENSATION(1)     OPTIONS/SARS(2)    COMPENSATION(3)
---------------------------         --------   --------      --------      ----------------   -----------------   ---------------
Michael C. French (4).............    2001     $500,000      $300,000(5)          $0                     0            $15,254(6)
Chief Executive Officer               2000      500,000       250,000              0                     0             12,348
                                      1999      450,000        40,000              0               125,000                  0

Scott E. Willkomm (7).............    2001      408,000       250,000(8)           0                75,000             89,209(9)
President and Chief Financial
  Officer                             2000      335,565       175,000              0               400,000            134,341

Oscar R. Scofield (10)............    2001      250,000       175,000(11)          0                40,000             28,202(12)
Chief Operating Officer               2000       77,025       125,000(13)          0                75,000             13,086

Larry N. Stern (14)...............    2001      250,000(15)    40,000(11)          0                10,000            132,690(16)
Executive Vice President              2000      104,167        50,000(13)          0                75,000             24,111

Thomas A. McAvity, Jr. (17).......    2001      265,117(18)    75,000(11)          0                15,000             42,375(19)
Executive Vice President              2000       84,769        85,000(13)          0                75,000             10,334

------------------------------

(1) Perquisites and personal benefits furnished to the named executive officers that do not meet the disclosure thresholds established under the Securities and Exchange Commission regulations are not included in this column.

(2) Grants of stock options vest one-third each year commencing on the first anniversary of the grant.

(3) Includes contributions on behalf of the named executive officers under the 401(k) plan, pension contributions and specified premiums paid by the Company for certain life, health and disability insurance arrangements covering the named executive officers.

(4) Mr. French became the President and Chief Executive Officer as of May, 1998. Effective April 6, 2000, Mr. French became Chairman of the Board.

(5) Mr. French's bonus was approved by the Board on February 11, 2002.

(6) Represents life, health and disability insurance expenses.

(7) Mr. Willkomm became President on March 8, 2000 and Chief Financial Officer on October 1, 2000.

(8) Mr. Willkomm's bonus was approved by the Board on February 11, 2002.

(9) Represents pension contributions in the amount of $58,300 and life, health and disability insurance expenses in the amount of $30,909.

(10) Mr. Scofield became President and Chief Operating Officer of Scottish Re (U.S.), Inc. in September 2000.

(11) The annual bonuses for Mr. Scofield, Mr. Stern and Mr. McAvity were approved on February 11, 2002.

(12) Represents 401(k) and pension contributions in the amount of $19,510 and life, health and disability insurance expenses in the amount of $8,692.

(13) Mr. Scofield, Mr. Stern and Mr. McAvity each received a signing bonus of $50,000 upon execution of their respective employment agreements. The reported amount also includes annual bonuses for fiscal 2000 for Mr. Scofield and Mr. McAvity in the amount of $75,000 and $35,000 respectively.

(14) Mr. Stern became Executive Vice President of International Reinsurance on August 1, 2000.

(15) Includes $4,000 housing allowance as provided under Mr. Stern's employment agreement while he was still employed in the Cayman Islands.

(16) Represents relocation expenses in the amount of $102,472, 401(k) and pension contributions in the amount of $21,593 and life, health and disability insurance expenses in the amount of $8,625.

(17) Mr. McAvity became Executive Vice President and Chief Investment Officer on August 18, 2000.

(18) Includes $52,000 housing allowance as provided under Mr. McAvity's employment agreement.

(19) Represents pension contributions in the amount of $35,012 and life, health and disability insurance expenses in the amount of $7,363.

OPTIONS GRANTED DURING FISCAL YEAR 2001

    The following table provides information related to options granted to the named executive officers during fiscal year 2001.

                                                            INDIVIDUAL GRANTS                       POTENTIAL REALIZABLE VALUE
                                         --------------------------------------------------------     AT ASSUMED ANNUAL RATE
                                            NUMBER OF                                                 OF ORDINARY SHARE PRICE
                                         ORDINARY SHARES    PERCENT OF                                   APPRECIATION FOR
                                           UNDERLYING      TOTAL OPTIONS   EXERCISE                         OPTION TERM
                                             OPTIONS        GRANTED TO     PRICE PER   EXPIRATION   ---------------------------
NAME                                         GRANTED         EMPLOYEES       SHARE        DATE           5%            10%
----                                     ---------------   -------------   ---------   ----------   ------------   ------------
Michael C. French......................          --               --             --           --            --              --
Scott E. Willkomm......................      75,000            12.76        $14.125     2/8/2011      $666,235      $1,688,371
Oscar R. Scofield......................      40,000             6.80         14.125     2/8/2008       230,012         536,025
Larry N. Stern.........................      10,000             1.70         14.125     2/8/2008        57,503         134,006
Thomas A. McAvity, Jr..................      15,000             2.55         14.125     2/8/2011       133,247         337,674

------------------------------

(1) The stock options are exercisable in three equal installments commencing the first anniversary of their issuance.

(2) The potential realizable value columns of the table above illustrate the value that might be realized upon exercise of the options immediately prior to the expiration of their terms, assuming the specified compounded rates of appreciation of the price of the ordinary shares over the terms of the options. The use of the assumed 5% and 10% returns is established by the Securities and Exchange Commission and is not intended by the Company to forecast possible future appreciation of the price of the ordinary shares.

OPTIONS EXERCISED DURING FISCAL YEAR 2001 AND FISCAL YEAR-END OPTION VALUES

    The following table provides information, for each of the named executive officers, regarding the exercise of options during 2001 and unexercised options held as of December 31, 2001.

                                                                            NUMBER OF SHARES
                                                                               UNDERLYING               VALUE OF UNEXERCISED
                                                                        UNEXERCISED OPTIONS/SARS            IN-THE-MONEY
                                                                                   AT                      OPTIONS/SARS AT
                                                SHARES                      DECEMBER 31, 2001             DECEMBER 31, 2001
                                               ACQUIRED      VALUE     ---------------------------   ---------------------------
NAME                                          ON EXERCISE   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                          -----------   --------   -----------   -------------   -----------   -------------
Michael C. French...........................       --          --         33,333*        31,250**    $  144,999     $  352,734
Scott E. Willkomm...........................       --          --        133,334        341,666       1,546,674      3,485,201
Oscar R. Scofield...........................       --          --         25,000         90,000         265,000        739,000
Larry N. Stern..............................       --          --         25,000         60,000         265,000        582,250
Thomas A. McAvity, Jr.......................       --          --         25,000         65,000         258,750        595,875

------------------------------

* Does not include 266,667 options sold in 2000 to an entity owned by a family trust controlled by an independent trustee and established for the benefit of Mr. French and certain family members. Mr. French disclaims beneficial ownership of such options and the underlying ordinary shares. Also does not include 183,334 options transferred pursuant to a divorce agreement.

**  Does not include 10,416 options transferred pursuant to a divorce agreement.

COMPENSATION OF DIRECTORS


    Directors who are also our employees are not paid any fees or additional compensation for services as members of our Board or any committee thereof. Non-employee directors receive cash in the amount of $20,000 per annum and $2,000 per Board or committee meeting attended; in addition, the chairman of each committee receives a fee of $3,000 per meeting. Pursuant to internal policies at Pacific Life which forbid its officers from being compensated for taking Board positions in companies that are affiliated with Pacific Life, the compensation of Mr. Schafer and Mr. Tran is paid directly to Pacific Life. On May 31, 2001, each non-employee director was granted an option to purchase 2,000 ordinary shares pursuant to our Second Amended and Restated 1998 Stock Option Plan with an exercise price per share equal to the fair market value of $14.94.

    Subject to certain conditions, each non-employee director will be granted an option to purchase 2,000 ordinary shares at each successive annual general meeting with an exercise price equal to the fair market value of the ordinary shares at the date of grant.

EMPLOYMENT AND CHANGE OF CONTROL AGREEMENTS

    MICHAEL C. FRENCH. Under his employment agreement, Mr. French has agreed to serve as Chief Executive Officer and President for one-year terms ending on June 18 of each year, to be automatically extended on each June 18 for an additional year, subject to 90 days advance notice before any anniversary by either the Company or Mr. French of an intention not to renew. Mr. French resigned as President in March 2000. Upon execution of the employment agreement, Mr. French received stock options exercisable for 400,000 ordinary shares.

    SCOTT E. WILLKOMM. Under his employment agreement, Mr. Willkomm has agreed to serve as President for one-year terms ending on March of each year, to be automatically extended on each March 8 for an additional year, subject to 90 days advance notice before any anniversary by either the Company or Mr. Willkomm of an intention not to renew. Effective October 1, 2000, Mr. Willkomm was appointed Chief Financial Officer. Upon execution of the employment agreement, Mr. Willkomm received stock options exercisable for 400,000 ordinary shares.

    OSCAR R. SCOFIELD. Under his employment agreement, Mr. Scofield has agreed to serve as Chief Operating Officer of Scottish Re (U.S.), Inc., for an initial term commencing on September 18, 2000 and ending on September 18, 2002, to be automatically extended for an additional year, at the expiration of the initial term and each anniversary thereafter subject to 90 days advance notice before such expiration or anniversary by either the Company or Mr. Scofield of an intention not to renew. Upon execution of the employment agreement, Mr. Scofield received stock options exercisable for 75,000 ordinary shares.

    LARRY N. STERN. Under his employment agreement, Mr. Stern has agreed to serve as Executive Vice President of Scottish Annuity & Life Insurance Company (Cayman) Ltd., for an initial term commencing on August 1, 2000 and ending on August 1, 2002, to be automatically extended for an additional year, at the expiration of the initial term and each anniversary thereafter, subject to 90 days advance notice before such expiration or anniversary by either the Company or Mr. Stern of an intention not to renew. Mr. Stern has served as President of our Scottish Solutions division since January 2002 and has also served as Executive Vice President and Group Head, Financial Solutions of Scottish Re (U.S.), Inc. and Executive Vice President and Chief Corporate Actuary. Upon execution of the employment agreement, Mr. Stern received stock options exercisable for 75,000 ordinary shares.

    THOMAS A. MCAVITY, JR. Under his employment agreement, Mr. McAvity agreed to serve as Executive Vice President and Chief Investment Officer of Scottish Annuity & Life Insurance Company (Cayman) Ltd., for an initial term commencing on August 18, 2000 and ending on August 18, 2002, to be automatically extended for an additional year, at the expiration of the initial term and each anniversary thereafter, subject to 90 days advance notice before such expiration or anniversary by either the Company or Mr. McAvity of an intention not to renew. Upon execution of the employment agreement, Mr. McAvity received stock options exercisable for 75,000 ordinary shares.

    Each employment agreement provides that the executive will maintain in confidence all confidential matters and that he will not:

    - during his employment or, if he receives severance compensation upon termination of his employment, for one year thereafter, participate in the management of any business enterprise that engages in substantial and direct competition with us; or

    - during his employment or for one year thereafter, attempt to influence, persuade or induce (or assist any other person in so persuading or inducing) any employee to leave us.

    In addition, pursuant to each executive's employment agreement, each executive is entitled to severance compensation in the event of:

    - termination by us of his employment in any case other than death, disability or cause;

    - termination by the executive of his employment upon our failure to keep the executive in his office or position (or a substantially equivalent office or position);

    - an adverse change affecting the authorities, powers, functions, responsibilities or duties attaching to his position with us;

    - a reduction in his compensation;

    - the failure of any of our successors to assume our duties and obligations under the executive's employment agreement;

    - a change in control of the Company (provided the executive terminates his employment within one year of such change in control);

    - an unremedied breach of the executive's employment agreement by us or any successor; or

    - our notification to the executive of our intent not to renew the executive's employment agreement at the expiration of its initial term or any anniversary thereafter.

    The severance compensation that Mr. French will be entitled to upon any termination referred to above includes a lump sum payment equal to three times the sum of his annual base salary and incentive compensation at the highest respective rates in effect for any year prior to the termination.

    The severance compensation that each executive, excluding Mr. French, will be entitled to upon any such termination includes a lump sum payment equal to two times the sum of:

    - his respective annual base pay at the highest rate in effect for any year prior to the termination; and

    - the annual incentive compensation at the highest rate in effect for any year prior to the termination.

    In the instance of a change of control, each executive will be entitled to a lump sum payment equal to three times the sum of:

    - his respective annual base pay at the highest rate in effect for any year prior to the termination; and

    - the annual incentive compensation at the highest rate in effect for any year prior to termination.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During fiscal year 2001, the Company had no Compensation Committee and the full Board had responsibility for our executive compensation practices and policies. Mr. French and Mr. Willkomm, both of whom are executive officers of the Company, participated in deliberations of the Board concerning executive officer compensation. In 2002, a Compensation Committee was formed and no officer or employee of the Company or its subsidiaries is a member of the Compensation Committee.

                        REPORT ON EXECUTIVE COMPENSATION

    The full Board had responsibility for our executive compensation practices and policies in 2001. Of the nine directors on the Board at the end of 2001, seven were outside directors who were not officers or employees.

EXECUTIVE PAY POLICY

    Our compensation is intended to attract, retain and motivate the key people necessary to lead us to achieve our strategic objective of increased shareholder value over the long term, reflecting our belief that executive compensation should seek to align the interests of our executives with those of our shareholders. The program utilizes four components: base salary, bonuses, short-term incentives and long-term compensation in the form of stock options.

    In establishing base salaries, we have adopted a strategy of setting executive salaries at or above market to retain and attract key executives, while providing incentive compensation pay opportunities, based on performance achievement. We set the salary ranges in this manner to ensure that our base salary practices do not put us at a competitive disadvantage in retaining and attracting key executives while ensuring an appropriate cost structure.

    Annual bonus compensation is based on individual and corporate performance during the prior fiscal year in relationship to performance targets. Under their respective employment contracts, each executive is eligible to receive a cash bonus at the sole discretion of the Board. Factors taken into consideration include, but are not limited to, ordinary share performance relative to our industry peer group, revenue and business growth, investment management results and return on shareholder equity. The bonuses awarded in 2001 were based on the aforementioned factors and were consistent with the level of accomplishment and appropriately reflected individual and Company performance in 2001.

    We believe that our current program of a base salary, bonuses and long- and short- term performance-based compensation that can be earned by our executive officers will increase long-term shareholder value.

BASE SALARY AND BONUSES

    The Board has reviewed and adjusted the salaries of its named executive officers for 2002. Messrs. French's, Willkomm's, Scofield's, Stern's and McAvity's current annual base salary is $600,000, $510,000, $300,000, $250,000 and $262,500, respectively. In February 2002, the Company paid Messrs. French, Willkomm, Scofield, Stern and McAvity a bonus in the amount of $300,000, $250,000, $175,000, $40,000 and $75,000, respectively, in recognition of the performance and contribution of each to our business in 2001.

    The base salary adjustments for Messrs. French and Willkomm for 2002 were determined by the Board's evaluation of their individual contributions toward the creation of shareholder value and the competitive market for the services of individuals possessing their skills and experience. Bonuses awarded to Messrs. French and Willkomm were determined upon the same factors used for all executive management of the Company, including but not limited to our ordinary share performance, revenue and business growth, investment management results, return on shareholders' equity and growth of our operating income.

STOCK OPTIONS

    Prior to February 11, 2002, the Option Committee oversaw the administration of the Option Plans. The Option Plans are designed to provide incentive compensation to our directors, executive officers, and other key employees, consultants and advisors. Since February 11, the Compensation Committee has been overseeing the administration of the Option Plans.

    The foregoing report on executive compensation is provided by the full Board of Directors of the Company during 2001:

Michael C. French, Chairman of the Board
Michael Austin
G. William Caulfeild-Browne
Robert M. Chmely
Lord Norman Lamont
Hazel R. O'Leary
Glenn S. Schafer
Khanh T. Tran
Scott E. Willkomm

PERFORMANCE GRAPH

    The following graph compares the cumulative shareholder return on our ordinary shares with the Standard & Poor's 500 Stock Index, Standard & Poor's (Life/Health) Index, Nasdaq US Index and Nasdaq Insurance Index. The indices are included for comparative purposes only, do not necessarily reflect management's opinion that such indices are an appropriate measure of relative performance of the Company's ordinary shares, and are not intended to forecast or be indicative of future performance of the ordinary shares. The comparison assumes $100 was invested as of November 24, 1998 (the date our ordinary shares began trading on a "when issued" basis) and the reinvestment of all dividends. The closing market price of the Company's ordinary shares on December 31, 2001 was $19.35 per share.

COMPARISON OF CUMULATIVE SHAREHOLDER RETURN


                                                     BASE PERIOD
                                                     NOVEMBER 24,   DECEMBER   DECEMBER   DECEMBER   DECEMBER
                                                         1998         1998       1999       2000       2001
                                                     ------------   --------   --------   --------   --------
Scottish Annuity & Life Holdings, Ltd.   Return %         0.00        -8.33     -39.50      49.74      63.46
                                         Cum $         $100.00      $ 91.67    $ 55.46    $ 83.04    $135.73
S&P 500                                  Return %         0.00         4.03      21.04      -9.10     -11.89
                                         Cum $         $100.00      $104.03    $125.92    $114.45    $100.85
Insurance Life/Health                    Return %         0.00        -0.36     -14.01      13.80      -7.75
                                         Cum $         $100.00      $ 99.64    $ 85.68    $ 97.51    $ 89.96
Nasdaq US Index                          Return %         0.00        12.02      85.83     -39.85     -20.65
                                         Cum $         $100.00      $112.02    $208.17    $125.21    $ 99.35
Nasdaq Insurance Index                   Return %         0.00        -0.04     -22.43      25.58       6.98
                                         Cum $         $100.00      $ 99.96    $ 77.54    $ 97.38    $104.17

                             AUDIT COMMITTEE REPORT

    On May 31, 2001, the Board adopted an Audit Committee Charter, which was amended on February 11, 2002. A copy of this amended Audit Committee Charter is included as Annex B to this Proxy Statement. The Audit Committee is currently composed of five outside directors who are not officers or employees of the Company or its subsidiaries. All members of the Audit Committee are independent as defined by Section 303 of the New York Stock Exchange Listed Company Manual.

    The Audit Committee has reviewed and discussed with the Company's management and Ernst & Young LLP, the Company's independent auditors, the audited financial statements of the Company contained in the Company's Annual Report to Shareholders on Form 10-K for the year ended December 31, 2001. The Audit Committee has also discussed with the Company's independent auditors the matters required to be discussed pursuant to SAS No. 61 and SAS No. 90 (Codification of Statements on Auditing Standards, Communication with Audit Committees).

    The Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 ("Independence Discussions with Audit Committees"), and has discussed with Ernst & Young LLP their independence. The Audit Committee has also considered whether the provision of information technology services and other non-audit services to the Company by Ernst & Young LLP is compatible with maintaining their independence.

    Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, filed with the Securities and Exchange Commission.

    The foregoing report is provided by the following independent directors who constitute the Audit Committee:

       Michael Austin           G. William Caulfeild-Browne         Robert M. Chmely
          CHAIRMAN

      Hazel R. O'Leary                 Khanh T. Tran

                   AMENDMENTS TO THE ARTICLES OF ASSOCIATION
                                (PROPOSAL NO. 4)

    The following is a summary of the material terms of the Amendments to our Articles of Association. This summary does not purport to describe all the terms of the amendments to the Articles of Association and is qualified by the complete amendments that are attached as Annex A to this proxy statement and incorporated by reference herein. All shareholders are urged to read the amendments to the Articles of Association carefully and in their entirety.

AMENDMENTS TO THE ARTICLES OF ASSOCIATION

    Our Articles of Association contain provisions designed to provide the Company with certain rights in the event that transfers of the Company's shares would result in adverse tax or regulatory consequences to the Company, our subsidiaries, our shareholders and persons insured or reinsured or proposing to be insured or reinsured by the Company or any of our subsidiaries. Article 9 of our Articles of Association, which is one such provision, currently provides that, with the exception of transfers made on the Nasdaq National Market, our Directors have the right to decline to register a transfer of our shares if the Directors have reason to believe that such transfer will result in any person owning, directly or indirectly, 10% (24.9% in the aggregate in the case of the Pacific Life Entities as defined in our Articles of Association) or more of any class of our Controlled Shares (as defined in our Articles of Association). For transfers on the Nasdaq National Market, if the Directors have reason to believe that a transfer (a) will result in the direct or indirect ownership by any person of 10% (24.9% in the aggregate in the case of the Pacific Life Entities) or more of our Controlled Shares, or (b) may expose the Company, our subsidiaries, any of our shareholders or any person insured or reinsured or proposing to be insured or reinsured by the Company or our subsidiaries, to adverse tax or regulatory treatment in any jurisdiction, our Directors have the right to require the transferee of such shares to surrender the transferred shares, and any dividends or distributions thereon, to an agent appointed by the Directors who will then sell the shares and any non-cash dividends or distributions, in order to reimburse the transferee for the cost of its purchase of such shares. Any remaining proceeds are to be contributed to a charitable organization described in Section 501(c)(3) of the United States Internal Revenue Code of 1986, as amended. In the event the transferee had sold such Controlled Shares, the transferee shall be required to surrender to the agent all proceeds of sale, plus dividends or other distributions, in excess of the amount paid by the transferee for such shares.

    Although our ordinary shares were previously traded on the Nasdaq National Market, our ordinary shares began trading on the New York Stock Exchange under the symbol "SCT" on January 23, 2002. As a result of our listing on the New York Stock Exchange and simultaneous withdrawal from trading on the Nasdaq National Market, the references in Article 9 of our Articles of Association to the Nasdaq National Market are no longer appropriate. In order to provide the same rights to the Company that existed when our ordinary shares were traded on the Nasdaq National Market, the Company proposes the Amendments to our Articles of Association substituting the phrase "any recognized securities exchange or inter-dealer quotation system, including without limitation the New York Stock Exchange and the Nasdaq National Market" for each reference to "the Nasdaq National Market" in Article 9 of our Articles of Association.

VOTE REQUIRED


    Approval of the amendments to Article 9 of the Articles of Association requires a special resolution passed by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of all our ordinary shares entitled to vote. Abstentions and broker non-votes will be deemed present and entitled to vote, but will not be counted as a vote either for or against approval of the amendments to Article 9, and therefore will have the same effect as a vote against the approval of these amendments. The Company intends to conduct all voting at the Annual General Meeting by poll.


THE BOARD RECOMMENDS A VOTE "FOR" ADOPTION OF THE AMENDMENTS TO OUR ARTICLES OF
                                  ASSOCIATION.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
                                (PROPOSAL NO. 5)

    On February 11, 2002, upon recommendation of the Audit Committee, the Board unanimously selected, subject to ratification by the Company's shareholders, Ernst & Young LLP to continue to serve as independent auditors for the Company and its subsidiaries for the fiscal year ending December 31, 2002. Ernst & Young LLP has served as the Company's independent auditors since 1998.

    Representatives of Ernst & Young LLP are expected to be present at the Annual General Meeting and will have the opportunity to make statements and to respond to appropriate questions raised at the Annual General Meeting.

FEES BILLED TO THE COMPANY BY ERNST & YOUNG LLP


    AUDIT FEES. Fees related to the fiscal year ended December 31, 2001 audit of the Company's annual financial statements and review of those financial statements included in the Company's quarterly reports on Form 10-Q totaled $588,000.


    FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. The Company did not engage Ernst & Young LLP to provide advice to the Company regarding financial information systems design and implementation during the fiscal year ended December 31, 2001.


    ALL OTHER FEES. Fees billed to the Company by Ernst & Young LLP for all other non-audit services rendered to the Company during the fiscal year ended December 31, 2001, including tax related services, totaled $679,000.


    The Audit Committee has considered whether the provision of non-audit services by Ernst & Young LLP is compatible with maintaining Ernst & Young LLP's independence with respect to the Company and has determined that the provision of non-audit services is consistent with and compatible with Ernst & Young LLP maintaining its independence.

    Ratification of the independent auditor requires the affirmative vote by ordinary resolution of the holders of at least a majority of the issued and outstanding ordinary shares of the Company present and voting in person or by proxy at the Annual General Meeting. Abstentions and broker non-votes will be deemed present and entitled to vote but will not be counted as a vote for or against ratification of the independent auditor, and therefore will not have the effect of a vote against ratification of the independent auditor. The Company intends to conduct all voting at the Annual General Meeting by poll.

  THE BOARD RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF ERNST &
                       YOUNG LLP AS INDEPENDENT AUDITORS.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors and persons who own more than 10% of a registered class of the Company's equity securities to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "SEC"). Such persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms received by it with respect to fiscal year 2001, or written representations from certain reporting persons, during the year ended December 31, 2001, all Section 16(a) filing requirements applicable to the directors, officers and greater than 10% shareholders were complied with by such persons.

                                 ANNUAL REPORT

    The Annual Report to Shareholders of the Company, including financial statements for the fiscal years ended December 31, 2001, 2000, 1999 accompanies this proxy statement. The Annual Report is not to be deemed part of this Proxy Statement. Upon written request of a shareholder, the Company will furnish, without charge, a copy of the Company's Annual Report on Form 10-K, as filed with the SEC. If you would like a copy of this Annual Report, please contact Scottish Annuity & Life Holdings, Ltd., P.O. Box HM 2939, Crown House, Third Floor, 4 Par-la-Ville Road, Hamilton HM08, Bermuda, Attn: Secretary.

                                          By Order of the Board of Directors,


                                          /s/ Scott E. Willkomm


                                          Scott E. Willkomm
                                          President


Hamilton, Bermuda
April 1, 2002

                                                                         ANNEX A

                     SCOTTISH ANNUITY & LIFE HOLDINGS, LTD.
               TEXT OF AMENDMENTS TO THE ARTICLES OF ASSOCIATION


TEXT IN UPPERCASE INDICATES TEXT TO BE ADDED UPON EFFECTIVENESS OF AMENDMENTS.


    The following clauses of Article 9 of the Articles of Association of the Company be amended and restated in their entirety to read as set forth below:

9. (b) Except with respect to transfers of the Company's shares executed on ANY RECOGNIZED SECURITIES EXCHANGE OR INTER-DEALER QUOTATION SYSTEM, INCLUDING WITHOUT LIMITATION THE NEW YORK STOCK EXCHANGE AND the Nasdaq National Market, the Directors shall decline to register a transfer of shares if the Directors have reason to believe that the effect of such transfer would be to increase the number of total Controlled Shares of any Person to ten percent (10%) or any higher percentage of a class of the Company's shares on an Unadjusted Basis. Notwithstanding the foregoing, Pacific Life Insurance Company, Pacific Mutual Holding Company, Pacific LifeCorp and/or any direct or indirect wholly-owned subsidiary of Pacific Mutual Holding Company (each, a "Pacific Life Entity," provided however, that any Pacific Life Entity shall cease to be a Pacific Life Entity in the event it is no longer a 100% direct or indirect subsidiary of Pacific Mutual Holding Company), shall each be permitted to transfer shares of the Company to another Pacific Life Entity, provided that the Controlled Shares of the Pacific Life Entities in the aggregate do not exceed 24.9% of a class of the Company's shares.

   (c) Except with respect to transfers of the Company's shares executed on ANY RECOGNIZED SECURITIES EXCHANGE OR INTER-DEALER QUOTATION SYSTEM, INCLUDING WITHOUT LIMITATION THE NEW YORK STOCK EXCHANGE AND the Nasdaq National Market, the Directors may, in their absolute and unfettered discretion, decline to register the transfer of any shares if the Directors have reason to believe
(i) that such transfer may expose the Company, any subsidiary thereof, any Member or any Person insured or reinsured or proposing to be insured or reinsured by the Company or any such subsidiary to adverse tax or regulatory treatment in any jurisdiction or (ii) that registration of such transfer under the Securities Act or under any blue sky or other United States state securities laws or under the laws of any other jurisdiction is required and such registration has not been duly effected (provided, however, that in this case
(ii) the Directors shall be entitled to request and rely on an opinion of counsel to the transferor or the transferee, in form and substance satisfactory to the Directors, that no such approval or consent is required and no such violation would occur, and the Directors shall not be obligated to register any transfer absent the receipt of such an opinion).

   (f) With respect to a transfer of the Company's shares executed on ANY RECOGNIZED SECURITIES EXCHANGE OR INTER-DEALER QUOTATION SYSTEM, INCLUDING WITHOUT LIMITATION THE NEW YORK STOCK EXCHANGE AND the Nasdaq National Market, if the Directors have reason to believe that the effect of such transfer would be to increase the total number of Controlled Shares of any Person to ten percent (10%) or any higher percentage of a class of the Company's shares on an Unadjusted Basis, the Directors may, in their absolute and unfettered discretion, within ten (10) Business Days of learning of such transfer, cause a notice to be delivered to such Person demanding that such Person surrender to an agent designated by the Directors certificates representing the shares and any dividends or distributions that the Person has received as a result of owning the shares. Such a Person who has resold the shares before receiving such notice will be required to transfer to the agent the proceeds of the sale, to the extent such proceeds exceed the amount that the transferee paid for the shares, together with any dividends or distributions that the transferee received from the Company. As soon as practicable after receiving the shares and any dividends or distributions that the transferee received, the agent will use its best efforts to sell such shares and any non-cash dividends or distributions to the extent tradable as marketable securities in an arm's-length transaction on ANY RECOGNIZED SECURITIES EXCHANGE OR INTER-DEALER QUOTATION SYSTEM, INCLUDING WITHOUT LIMITATION THE NEW YORK STOCK EXCHANGE AND the Nasdaq National Market. After applying the proceeds from such sale toward reimbursing the transferee for the price paid for the shares, the agent will pay any remaining proceeds and any cash dividends and distributions to organizations described in Section 501(c)(3) of the Code that the Directors designate. The proceeds of any such sale by the agent or the surrender of dividends or distributions will not inure to the benefit of the Company or the agent, but such amounts may be used to reimburse expenses incurred by the agent in performing its duties.

   (g) With respect to a transfer of the Company's shares executed on ANY RECOGNIZED SECURITIES EXCHANGE OR INTER-DEALER QUOTATION SYSTEM, INCLUDING WITHOUT LIMITATION THE NEW YORK STOCK EXCHANGE AND the Nasdaq National Market, if the Directors have reason to believe that such transfer may expose the Company, any subsidiary thereof, any Member or any Person insured or reinsured or proposing to be insured or reinsured by to the Company or any such subsidiary to adverse tax or regulatory treatment in any jurisdiction, the Directors may, in their absolute and unfettered discretion, within ten (10) Business Days of learning of such transfer, cause a notice to be delivered to such person demanding that such Person surrender to an agent designated by the Directors certificates representing the shares and any dividends or distributions that the Person has received as a result of owning the shares. A Person who has resold the shares before receiving such notice will be required to transfer to the agent the proceeds of the sale, to the extent such proceeds exceed the amount that the Person paid for the shares, together with any dividends or distributions that the Person received from the Company. As soon as practicable after receiving the shares and any dividends or distributions that the Person received, the agent will use its best efforts to sell such shares and any non-cash dividends or distributions to the extent tradable as marketable securities in an arm's-length transaction on ANY RECOGNIZED SECURITIES EXCHANGE OR INTER-DEALER QUOTATION SYSTEM, INCLUDING WITHOUT LIMITATION THE NEW YORK STOCK EXCHANGE AND the Nasdaq National Market. After applying the proceeds from such sale toward reimbursing the Person for the price paid for the shares, the agent will pay any remaining proceeds and any cash dividends and distributions to organizations described in Section 501(c)(3) of the Code that the Directors designate. The proceeds of any such sale by the agent or the surrender of dividends or distributions will not inure to the benefit of the Company or the agent, but such amounts may be used to reimburse expenses incurred by the agent in performing its duties.

                                                                         ANNEX B

                     SCOTTISH ANNUITY & LIFE HOLDINGS, LTD.
                            AUDIT COMMITTEE CHARTER

                            AUDIT COMMITTEE CHARTER
                                     INDEX


                                                                PAGE
                                                              --------
Mission Statement...........................................    B-3

Organization................................................    B-4

    Size of Committee

    Membership Qualifications

    Frequency of Meetings

    Appointment of Committee

    External Auditor

Members of the Audit Committee..............................    B-5

Audit Committee Roles and Responsibilities..................    B-5

Reporting Responsibilities..................................    B-6

                               MISSION STATEMENT

    The Audit Committee ("Committee") is established to assist the Board of Directors ("Board") of Scottish Annuity & Life Holdings, Ltd. in fulfilling its oversight responsibilities relating to accounting for the Company's financial position and results of operations, as well as such other matters as may from time to time be specifically delegated to the Committee by the Board.

    While the Committee has the powers and responsibilities set forth in this Charter and the Company's Memorandum and Articles of Association, it is not the responsibility of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate or are in compliance with generally accepted accounting principles, which is the responsibility of management and the external auditor. Likewise, it is not the responsibility of the Committee to conduct investigations, to resolve disputes, if any, between management and the external auditor. Management has the responsibility for preparing financial statements and internal controls and the external auditor has the responsibility for auditing the financial statements and the effectiveness of internal controls.

    In performing its duties, the Committee will maintain effective working relationships with the Board, management, and the internal and external auditors. In carrying out its responsibilities, the Committee will maintain flexible policies and procedures in order to best react to a changing environment. To effectively perform his or her role, each Committee member will obtain an understanding of the responsibilities of Committee membership as well as the Company's business operations, and risks.

                                  ORGANIZATION

SIZE OF COMMITTEE

    The Committee will initially be comprised of at least three directors, but this number will be subject to future review. The Committee will elect one of its members to serve as Chairman of the Committee (the "Chairman") on an annual basis. The retiring Chairman may, however, be re-elected.

MEMBERSHIP QUALIFICATIONS

    All of the Committee Members shall meet the following qualifications:

    (i) Shall be independent of management and free from any relationship with the Company that would interfere with the exercise of independent judgment as a Committee Member. In determining independence, the Board will observe the requirements of Sections 303.01 and 303.02 of the NYSE Listed Company Manual.

    (ii) Shall be financially literate or must become financially literate within a reasonable period of time after appointment to the Committee. The Board will determine, in its business judgment, whether a director meets the financial literacy requirement. (See Section 303.01
         (B)(2)(b)).

   (iii) At least one member of the Committee must have accounting or related financial management expertise, as determined by the Board in its business judgment (See Section 303.01(B)(2)(c)).

FREQUENCY OF MEETINGS

    The Committee shall meet at least four times a year or more frequently as it may determine necessary, to comply with its responsibilities as set forth herein. The Committee may request any officer or employee of the Company or the Company's outside legal counsel or external auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The Committee may meet with management, the external auditors and others in separate private sessions to discuss any matter that the Committee, management, the external auditor or such other persons believe should be discussed privately.

APPOINTMENT OF COMMITTEE

    The Board will appoint the members of the Committee. The Board will, or will delegate to the members of the Committee the responsibility to, appoint a Chairman. The Chairman will, in consultation with the other members of the Committee, the Company's external auditor and the appropriate officers of the Company, be responsible for calling the meetings of the Committee, establishing agenda therefor and supervising the conduct thereof.

EXTERNAL AUDITOR

    The external auditor for the Company is ultimately accountable to the Board and the Committee. The Committee and the Board have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the external auditor. Alternatively, the Committee and the Board may nominate the external auditor to be proposed for shareholder approval in any proxy statement.

                         MEMBERS OF THE AUDIT COMMITTEE

    The Committee members appointed by the Board are as follows:

   MICHAEL AUSTIN(1)
    G. WILLIAM CAULFEILD-BROWNE
    ROBERT M. CHMELY
    HAZEL R. O'LEARY
    KHANH T. TRAN

                   AUDIT COMMITTEE ROLES AND RESPONSIBILITIES

    - Review and confirm the independence of the external auditor by reviewing, among other things, information related to the non-audit services provided and expected to be provided as well as the external auditor's assertion of independence in accordance with professional standards. The Committee is responsible for (1) ensuring the external auditor submits on a periodic basis to the Committee a formal written statement affirming its independence and delineating all relationships between the external auditor and the Company, (2) actively engaging in dialogue with the external auditor with respect to any disclosed relationship or services that may impact the objectivity and independence of the external auditor, and (3) taking, or recommending that the Board take, appropriate action to oversee the independence of the external auditor.

    - Review the audit fee, the external auditor's non-audit services and facts related to the independence of the external auditor such as the extent to which non-audit services have been performed.

    - Select, evaluate and where appropriate, replace the external auditor.

    - Nominate the external auditor for shareholder approval in any Company proxy statement.

    - Gain an understanding of whether internal control recommendations made by the external auditor has been implemented by management.

    - Review with the external auditor, the senior internal auditing executive (if any), the General Counsel and, if to the extent deemed appropriate by the Chairman, members of their respective staffs, the adequacy and effectiveness of the Company's internal accounting controls, the Company's financial, auditing and accounting organizations and personnel and the Company's policies and compliance procedures with respect to business practices.

    - Elicit recommendations, if any, from the external auditor for improvements or additions to the Company's internal control procedures.

    - Ensure that the external auditor keeps the Committee informed about fraud, illegal acts, and deficiencies in internal control.

    - Review, after consultation with the external auditor and management, the audit plan, scope and procedures.

    - Review the financial statements contained in the annual report with management and the external auditor to determine if the external auditor is satisfied with the disclosures and content to be presented to shareholders.

------------------------

1   Michael Austin was elected Chairman of the Audit Committee on 28th April
    1999.

    - Meet with the external auditor, internal auditor (if any) or management privately to discuss any matters that the Committee, the external auditor, internal auditor or management believe should be discussed privately.

    - Review and reassess the Committee's Charter on an annual basis.

    - Be satisfied that all regulatory compliance matters have been considered in the preparation of the financial statements.

    - Review such other matters in relation to the accounting, auditing and financial reporting practices and procedures of the Company as the Committee may, in its own discretion, deem desirable.

    - Make recommendations to the Board on any such matters within the scope of its function, as the Committee believes warrant consideration by the Board.

                           REPORTING RESPONSIBILITIES

    Regularly update the Board about Committee activities and make appropriate recommendations.

    The Committee will prepare, with the assistance of management, the external auditor and legal counsel, a report for inclusion in the Company's proxy or information statement relating to the annual meeting of security holders at which directors are to be elected that complies with the requirements of the federal securities laws.

                     SCOTTISH ANNUITY & LIFE HOLDINGS, LTD.


    The undersigned acknowledge(s) receipt of the Proxy Statement of Scottish Annuity & Life Holdings, Ltd. (the "Company") relating to the 2002 Annual General Meeting of Shareholders (the "Annual General Meeting") and hereby constitute(s) and appoint(s) Michael C. French and Scott E. Willkomm, attorneys and proxies of the undersigned, with full power of substitution and resubstitution to each and with all the powers the undersigned would possess if personally present, to vote for and in the name and place of the undersigned all ordinary shares of the Company held or owned by the undersigned, or standing in the name of the undersigned, at the Annual General Meeting to be held on Thursday, May 2, 2002, commencing at 11:00 a.m. Bermuda time, at the Fairmont Southampton Princess, 101 South Shore Road, Southampton SN02, Bermuda, or any adjournment or postponement thereof, upon the matters referred to in the Proxy Statement for the Annual General Meeting as stated below and on the reverse side. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the Annual General Meeting or any adjournment or postponement thereof. A majority of said attorneys and proxies present and acting at the Annual General Meeting (or if only one shall be present and act, then that one) shall have, and may exercise, all the powers of all said attorneys and proxies hereunder.



    THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SCOTTISH ANNUITY & LIFE HOLDINGS, LTD. UNLESS OTHERWISE SPECIFIED BELOW OR ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES OF THE BOARD OF DIRECTORS LISTED BELOW, "FOR" THE AMENDMENTS TO THE ARTICLES OF ASSOCIATION, AND "FOR" THE RATIFICATION OF ERNST & YOUNG LLP AS SCOTTISH ANNUITY & LIFE
HOLDINGS, LTD.'S INDEPENDENT AUDITORS. DISCRETIONARY AUTHORITY IS HEREBY CONFERRED AS TO ALL OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL GENERAL MEETING.


    Regardless of whether you plan to attend the Annual General Meeting of Shareholders, you can be sure your shares are represented at the Annual General Meeting by promptly returning your signed original proxy in the enclosed envelope.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 THROUGH 5.

    Please date and sign on reverse side and return in the enclosed postage-paid envelope.

1. ELECTION OF THREE CLASS I DIRECTORS to serve until Scottish Annuity & Life Holdings, Ltd.'s 2005 Annual General Meeting of Shareholders. Nominee(s):
    G. William Caulfeild-Browne, Robert M. Chmely and Glenn S. Schafer.



[  ]FOR                            [  ]WITHHOLD                                 [  ] EXCEPTIONS
    ALL                                FOR ALL



Exceptions _____________________________________________________________________
INSTRUCTIONS: To withhold authority to vote for any individual Class I nominee(s), mark the exception box and write the name(s) on the space provided above.



2. ELECTION OF ONE CLASS II DIRECTOR to serve until Scottish Annuity & Life Holdings, Ltd.'s 2003 Annual General Meeting of Shareholders. Nominee: Lord Norman Lamont



            [  ] FOR                         [  ] WITHHOLD



3. ELECTION OF ONE CLASS III DIRECTOR to serve until Scottish Annuity & Life Holdings, Ltd.'s 2004 Annual General Meeting of Shareholders. Nominee: Khanh
    T. Tran



            [  ] FOR                         [  ] WITHHOLD



4.  AMENDMENTS to Articles of Association.



            [  ] FOR                         [  ] WITHHOLD                       [  ] ABSTAIN



5. RATIFICATION OF THE APPOINTMENT of Ernst & Young LLP as independent auditors.



            [  ] FOR                         [  ] WITHHOLD                       [  ] ABSTAIN



    This proxy when executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted "FOR" the election of the Director nominees in Proposals 1, 2 and 3, "FOR" the amendments to the Articles of Association and "FOR" the Ratification of Ernst & Young LLP as independent auditors.



                             MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT
                                 [  ]



                             Signature
                 -----------------------------------------------------    Date:
                 ------------------------------------
                             Signature
                 -----------------------------------------------------    Date:
                 ------------------------------------
                             IMPORTANT: Whether or not you expect to attend the meeting in person, please date, sign and return this proxy. Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.